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                                                                   Exhibit 10.4

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

         THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between [Executive] (the "Executive") and First State Bancorporation, a New Mexico corporation (the "Company"), effective as of August 31, 2001 (the "Commencement Date").

         WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

         Section 1.     EMPLOYMENT. The Company does hereby employ the
                        ----------
Executive and the Executive does hereby accept employment as [Title]. The
                                                             -------
Executive shall have all the duties, responsibilities and authority normally performed by the [Title] and shall render services consistent with such
                 -------
position on the terms set forth herein and shall report to the Board of Directors of the Company (the "Board"). In addition, the Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the Board, to the extent consistent with his position and status as [Title] set forth
                                                         -------
above. The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries, subject to periods of vacation and sick leave to which he is entitled, and shall not engage in activities that substantially interfere with such performance; provided, however, that this Agreement shall not be interpreted to prohibit the
--------  -------
Executive from serving on the board of directors of any not for profit corporation or engaging in civic and community service consistent with the public image of the Company.

         Section 2.     TERM OF AGREEMENT. The term (the "Term") of this
                        -----------------
Agreement shall be for three (3) years from the Commencement Date (unless earlier terminated pursuant to Section 5), and shall automatically renew for a further three (3) year Term on the first anniversary of the Commencement Date and for a further three (3) year Term each year thereafter; provided that the agreement shall not renew for a further three (3) year Term if the Company gives Notice of Non-Renewal ("Notice of Non-Renewal") to the Executive in accordance with Section 10 at least sixty (60) days prior to the next anniversary of the Commencement Date.

         Section 3.     LOCATION. In connection with the Executive's employment
                        --------
by the Company, the Executive shall be based at the headquarters of the Company in Albuquerque, New Mexico except for required travel for the Company's business.


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         Section 4.     COMPENSATION.
                        ------------

                        (a)     BASE SALARY. Effective as of the Commencement
                                -----------
Date, the Company shall pay the Executive a base salary ("Base Salary") at an initial rate of [Base Salary] per year, payable in accordance with the Company's policies relating to salaried employees. The Executive's Base Salary may be increased, but may not be decreased, by the Compensation Committee of the Board (the "Compensation Committee") in its sole discretion.

                        (b)     ANNUAL BONUS. Commencing with the fiscal year
                                ------------
of the Company ("Fiscal Year") in which the Commencement Date occurs, the Executive shall have the opportunity to earn a bonus ("Bonus") for each Fiscal Year as recommended by the Compensation Committee in accordance with the bonus policies of the Compensation Committee ("Bonus Plan"). The Executive shall be entitled to receive such other bonuses as are determined in the discretion of the Board.

                        (c)     FRINGE BENEFITS.
                                ---------------

                                (i)      GENERAL. The Executive shall be
                                         -------
         entitled to participate in each fringe, welfare, 401(k) savings plan, deferred compensation plan, pension benefit and incentive programs adopted from time to time by the Company for its employees.

                                (ii)     VACATION. The Executive will receive
                                         --------
         four (4) weeks of paid vacation annually, subject to the terms of the Company's vacation policies as they relate to senior executive officers.

                                (iii)    INSURANCE. Executive shall be covered
                                         ---------
         under any life insurance, salary continuation and long-term disability insurance programs, in accordance with their terms, as in effect for senior executive officers from time to time.

                                (iv)     AUTOMOBILE. The Company shall furnish
                                         ----------
         Executive with a current model vehicle suitable to his status as
         [Title].
         -------

         Section 5.     TERMINATION.
                        -----------

                        (a)     NOTICE OF TERMINATION. "Notice of Termination"
                                ---------------------
shall mean a notice in accordance with Section 10 of an intention to terminate Executive's employment that shall state the specific termination provision in this Agreement upon which the terminating party relies.

                        (b)     DATE OF TERMINATION. "Date of Termination"
                                -------------------
shall mean:

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                                (i)      if the Executive's employment is
         terminated because of death, the date of the Executive's death; or

                                (ii)     if the Executive's employment is
         terminated for any other reason, the date specified in the Notice of Termination, which shall not be a date prior to the date such Notice of Termination is given or the expiration of any required notice period.

                                (iii)    if the agreement is terminated by
         Notice of Non-Renewal, the date of which the agreement terminates by expiration of the three (3) year Term.

                        (c)     TERMINATION FOR CAUSE. The Company may
                                ---------------------
terminate the Executive's employment under this Agreement for Cause (as defined below) at any time, in which event any rights of the Executive to continued employment under the Agreement shall thereupon cease.

                                (i)      "Cause" shall exist if the Executive:

                                         (A)   fails, on a willful and
                        continuing basis, to devote his full business time to Corporation's business affairs (other than due to illness or incapacity, vacations, incidental civic activities and incidental personal time); or

                                         (B)   is convicted of a felony or a
                         crime involving dishonesty, or breach of trust; or

                                         (C)   participates in an act of fraud,
                        embezzlement or theft (regardless of whether a criminal conviction is obtained); or

                                         (D)   makes an unauthorized disclosure
                        of confidential information that results in significant injury to the Company; or

                                         (E)   is the subject of state or
                        federal regulatory action or is the substantial causative factor in regulatory action against the Company or its subsidiaries.

                                (ii)     The Company may not terminate
         Executive's employment for Cause unless and until a determination that Cause exists is made and approved by a majority of the Board
         (excluding the Executive), Executive is given at least fifteen (15) days' written notice of the Board meeting called to make such determination and an opportunity to cure during such notice period, and Executive is given the opportunity to address such meeting.

                                       3

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                        (d)     TERMINATION OTHER THAN FOR CAUSE. The Company
                                --------------------------------
may terminate the Executive's employment under this Agreement without Cause at any time. The Executive's right to continued employment under the Agreement shall cease, subject to the Section 6 and other provisions of this Agreement.

                        (e)     TERMINATION BY REASON OF EXECUTIVE'S
                                ------------------------------------
DISABILITY. "Disability" shall be deemed the reason for the termination by the
----------
Company of the Executive's employment if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                        (f)     TERMINATION BY THE EXECUTIVE.
                                ----------------------------

                                (i)     Prior to a Change of Control. The
                                        ----------------------------
         Executive may terminate his employment hereunder voluntarily at any time upon at least thirty (30) days' prior notice to the Company.

                                (ii)    Upon Change of Control. The Executive
                                        ----------------------
         may terminate his employment hereunder at his sole discretion during the twenty-four (24) month period following a Change of Control (as defined below) upon thirty (30) days prior notice to the Company.

                        (g)     NON-RENEWAL OF AGREEMENT.
                                ------------------------

                                (i)      Prior to a Change of Control. Upon
                                         ----------------------------
         Notice of Non-Renewal of the agreement, the Executive shall be entitled to all severance benefits provided by Section 6(b).

                                (ii)     Upon a Change of Control. Upon Notice
                                         ------------------------
         of Non-Renewal of the agreement, the Executive shall be entitled to all severance benefits provided by Section 6(c).

                                (iii)    Survival of Entitlements. The
                                         ------------------------
         severance payments and benefits provided by Sections 6(b) and (c) shall survive the non-renewal of the agreement.

         Section 6.     SEVERANCE PAYMENTS.
                        ------------------

                        (a)     ACCRUED AND UNPAID BENEFITS.  Following the
                                ---------------------------
termination of the Executive's employment with the Company at any time for any reason, the Executive shall receive:

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                                (i)      any earned, but unpaid, Base Salary,

                                (ii) any earned, but unpaid, bonus for any Fiscal Year that ended prior to the Fiscal Year in which the Date of Termination occurs,

                                (iii)    the cash equivalent of any accrued,
         but unused, vacation; and

                                (iv)     any vested and accrued employee
         benefits, subject to the terms of the applicable employee benefit plans.

                  The amounts payable under subparagraphs 6(a)(i), (ii) and
(iii) shall be paid within thirty (30) days following the Date of Termination.

                        (b)     SEVERANCE BENEFITS PRIOR TO A CHANGE OF CONTROL.
                                -----------------------------------------------
If the Company terminates the Executive's employment with the Company for any reason other than (i) the Executive's death, (ii) the Executive's Disability or
(iii) Cause, the Executive shall be entitled to the following:

                                (i)      All amounts payable pursuant to
         Section 6(a);

                                (ii) An amount equal to two (2) times the sum of (A) the Executive's Base Salary in effect at the time of the termination and (B) without proration, the most recent annual bonus paid pursuant to Section 4(b) hereof. Such payment shall be made in accordance with the Company's normal payroll procedures applicable to senior executive officers at the time of such termination as if the Executive had continued to be employed.

                                (iii)    Continued participation in the
         Company's welfare benefit plans, fringe benefits, 401(k) savings plan, deferred compensation plan, and employee perquisites.

                        (c)    SEVERANCE BENEFITS FOLLOWING A CHANGE OF CONTROL.
                               -------------------------------------------------
If during the twenty-four (24) month period following a Change of Control the Company terminates the Executive's employment with the Company for any reason other than Cause, or if the Executive terminates his employment with the Company, by resignation, death or disability, the Executive shall be entitled to the following:

                                (i)      All amounts payable pursuant to Section
         6(a);

                                (ii) An amount equal to three (3) times the sum of (A) the Executive's Base Salary in effect at the time of the

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         termination and without proration, (B) the most recent Bonus paid pursuant to Section 4(b) hereof (without deduction for any contributions by the Company for the Executive's benefit to any retirement or other investment plans). Such payment shall be made in a lump sum in cash within thirty (30) days after the Date of Termination;

                                (iii)    Continued participation in the
         Company's welfare benefit plans, fringe benefits, 401(k) savings plan, and employee perquisites for the three (3) year period commencing on the Date of Termination;

                                (iv)     All of the Executive's outstanding
         options to purchase Company common stock shall become fully vested and nonforfeitable as of the Date of Termination;

                                (v) Any restricted stock that is unvested shall become fully vested and nonforfeitable as of the Date of Termination; and

                                (vi) The Executive, to the extent determined to be nondiscriminatory under the Company's qualified employee benefit plans, shall become fully vested in his benefits under such plans. Additionally, the Executive shall become fully vested with respect to any of the Company's non-qualified benefit plans in which he is a participant.

                        (d)     CHANGE OF CONTROL. A "Change of Control" is
                                -----------------
deemed to have occurred if:

                                (i)      A person [as that term is used in
         Section 13d of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least two-thirds of the members of the Board unaffiliated with that person;

                                (ii) Persons who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during the period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately before the period and of the new and replacement directors so approved;

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                                (iii)    The adoption of any plan or proposal to
         liquidate or dissolve the Company; or

                                (iv)     Any merger or consolidation of the
         Company unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least two-thirds of the directors of the surviving entity or transferee, or (2) the Company's securities continue to represent or are converted into securities that represent more than 80 percent of the combined voting power of the surviving entity or transferee.

         Notwithstanding anything to the contrary in this Section 6(d), no rights under this Agreement shall accrue to the Executive because of a Change in Control if the Executive, or any group of which the Executive is a member, is the person who acquisition constituted the Change in Control.

                        (e)     Section 280G GROSS UP. If the aggregate of all
                                ---------------------
payments or benefits made or provided to the Executive under this Agreement and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a parachute payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the Executive, prior to or coincident with the time any excise tax imposed by Section 4999 of the Code (the "Excise Tax") is payable with respect to such Aggregate Payment, an additional amount that, after the imposition of all penalties, income, excise and other federal, state and local taxes thereon, is equal to the sum of the Excise Tax on the Aggregate Payment and interest and penalties imposed with respect to the Excise Tax and such additional amount ("Additional Amount"). The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this Section 6(e) shall be made by an independent auditor (the "Auditor") selected by the Company. Notwithstanding the foregoing, in the event that the amount of the Executive's Excise Tax liability is subsequently determined to be greater than the Excise Tax liability with respect to which an initial Additional Amount has been paid to the Executive under this Section 6(e), the Company shall pay to the Executive a further Additional Amount with respect to such additional Excise Tax (and any interest and penalties thereon) at the time and in the amount determined in the same manner as the initial Additional Amount was determined so as to make the Executive whole, on an after-tax basis, with respect to such Excise Tax (and any interest and penalties thereon) and such additional amount paid by the Company. In the event the amount of the Executive's Excise Tax liability is subsequently determined to be less than the Excise Tax liability with respect to which an initial payment to the Executive has been made, the Executive shall, as soon as practical after the determination is made, pay to the Company the amount of the overpayment by the Company, reduced by the amount of any relevant taxes already paid by the Executive and not refundable, all as determined by the Auditor. The Executive and the Company shall cooperate with each other in connection with any proceeding or claim relating to the existence or amount of liability for Excise Tax,

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and all expenses incurred by the Executive in connection therewith shall be paid by the Company promptly upon notice of demand from the Executive.

                        (f)     MITIGATION. The Executive shall not be required
                                ----------
to mitigate damages with respect to any payments made pursuant to this Agreement, and no compensation received by Executive from other employment with respect to services rendered after the Date of Termination shall reduce the obligations of the Company under this Agreement.

                        (g)     RELEASE OF EMPLOYMENT CLAIMS. The Executive
                                ----------------------------
agrees, as a condition to receipt of the payments and benefits provided for in Sections 6(b) and (c), that he will execute a comprehensive release, releasing any and all claims arising out of the Executive's employment (other than enforcement of this Agreement and the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement).

         Section 7.     CONFIDENTIALITY AND NON-COMPETITION
                        -----------------------------------

                        (a)     CONFIDENTIALITY. "Confidential Information"
                                ---------------
shall mean nonpublic information about the Company and its subsidiaries or their affiliates, and their respective clients and customers that is not disclosed by the Company or its subsidiaries for financial reporting purposes and that was learned by the Executive in the course of his employment with the Company including, without limitation, any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. Confidential Information does not include information regarding the Executive's own compensation and benefits.

                                (i) The Executive acknowledges that in his employment with the Company, he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by the Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information.

                                (ii)     The Executive acknowledges that all
         Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries, and that such Confidential Information gives the Company and its subsidiaries a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes

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         and written information (and all copies thereof) furnished by or on behalf of or for the benefit of the Company and its subsidiaries or their affiliates or prepared by the Executive during the term of his employment by the Company, but excluding documents relating to the Executive's own compensation and benefits.

                        (b)     NON-COMPETITION. Executive agrees that for a
                                ---------------
period of twelve (12) months following the Date of Termination, Executive shall not directly or indirectly induce or attempt to influence any employee of the Company to terminate his or her employment with the Company and shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any financial institution operating within any county in New Mexico in which the Company or any subsidiary has an office or branch (excluding publicly traded financial institutions in which Executive's interest is less than 1%). If the period of time or the area specified in this paragraph should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restriction may be enforced in such area and for such time as is adjudged by the court considering the matter to be reasonable.

                        (c)     SOLICITATION OF CUSTOMERS. Executive agrees that
                                -------------------------
for a period of twelve (12) months from the Date of Termination, Executive will not solicit, on his own behalf, or that of his employer, the trade or patronage of any persons or entities known to him to be customers or clients of the Company during the period of Executive's employment, regardless of the location of such customers or clients.

                        (d)     STANDSTILL. During the period commencing on the
                                ----------
Commencement Date and ending on the third (3rd) anniversary of the Date of Termination, Executive will not, directly or indirectly:

                                (i) make, or in any way participate in any Solicitation of Proxies to vote, solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Company common stock or engage, encourage, participate in or support a Solicitation in Opposition with respect to the Company;

                                (ii) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board or any director or officer of the Company or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any restructuring, recapitalization or similar transaction with respect to the Company; or

                                (iii)    otherwise act to seek to control,
         disrupt or influence the management, policies or affairs of the Company, or instigate or encourage any third party to take any action described in this Section 7(e).

                        Defined terms used in this Section 7(e) shall have the following meanings: "Solicitation in Opposition" shall have the meaning specified in Note 3 to Rule 14(a)-6(a) under the Exchange Act; "Proxy" shall have the meaning ascribed to it in Rule 14a-1 under the Exchange Act; "Solicitation" shall have the meaning ascribed to it in Rule 14a-1 under the Exchange Act.

                        (e)     REMEDIES. In the event of a breach or threatened
                                --------
breach of this Section 7, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

                        (f)     SURVIVAL OF PROVISIONS. The obligations
                                ----------------------
contained in this Section 7 shall, to the extent provided in this Section 7, survive the termination or expiration of the Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement.

         Section 8.     INDEMNIFICATION. Company will indemnify the Executive
                        ---------------
against any legal expenses he may incur in litigation against the Company, any shareholder of the Company, or any other person, to enforce or defend his rights under this Agreement; further, the Company shall indemnify, defend and hold harmless the Executive against all losses, claims, damages, costs, expenses (including attorney fees), liabilities, judgments or amounts paid in settlement (which settlement shall require the prior written consent of the Company, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation which arises out of such person serving in his capacity as an employee or Executive of the Company and pertaining to any matter or fact arising, existing or occurring before the Change of Control (including, without limitation, the events giving rise to the Change of Control) to the full extent permitted under applicable New Mexico or federal law (including, but not limited to, Title XII of the United States Code) and the Articles of Incorporation and bylaws of the Company as in effect at the time of the Change of Control. The Company will advance expenses incurred by such persons in connection with such claims to the full extent permitted by such laws, Articles of Incorporation and bylaws.

         These indemnification obligations of the Company will continue in force for a period of five (5) years after the date on which the Change of Control is effective, and will apply to any claims asserted or made within such period. Such indemnification shall not be due if an arbitrator and/or court of law, as appropriate under Section 11, determines that the Executive's position in the litigation was frivolous and/or that the Executive did not pursue such litigation in good faith.

         The Company shall use its best efforts to maintain in effect for three
(3) years after a Change of Control officers and directors liability insurance with respect to claims arising from facts or events which occurred before the Change of Control with at least the same coverage and amounts, and containing terms and conditions no less advantageous, as the coverage provided by the Company prior to the Change of Control.

         Section 9.     WITHHOLDING. The Company shall make such deductions and
                        -----------
withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

         Section 10.    NOTICES. All notices and other communications under this
                        -------
Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

                        (a)     If to the Company:

                                7900 Jefferson NE
                                Albuquerque NM 87109

                        (b)     If to the Executive:

                                7900 Jefferson NE
                                Albuquerque NM 87109

Either party may change such party's address for notices by notice duly given pursuant hereto.

         Section 11.    DISPUTE RESOLUTION; ATTORNEYS' FEES. Any and all
                        -----------------------------------
disputes arising out of, under, in connection with, or relating to this Agreement, the breach or alleged breach of this Agreement, or its enforceability, shall be settled either by litigation in the courts of the United States or the State of New Mexico or by arbitration in Albuquerque, New Mexico, such forum to be selected by the Executive in his discretion. In the event the Executive elects to resolve disputes through arbitration, such arbitration shall be conducted before a single arbitrator under the terms set forth in this Agreement and otherwise in accordance with the Federal Arbitration Act and the Rules of the American Arbitration Association. Judgment upon an arbitration award may be entered in any court having jurisdiction of the matter. The duty to arbitrate shall survive the cancellation or termination of this Agreement.

                        (a) The arbitrator shall be selected in the following manner:

                                (i)      The parties shall select an arbitrator;
                                         or

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

                                (ii) If the parties are unable to agree on an arbitrator within thirty (30) days of the demand for arbitration, then the American Arbitration Association shall submit a list of seven individuals to the parties and the arbitrator shall be selected by the parties alternately striking names from the list of seven with the Executive making the first strike.

                        (b) The arbitrator designated and acting under this Agreement shall determine the controversy in accordance with the laws of the State of New Mexico and applicable federal law as applied to the facts as he finds them.

                        (c) The decision of the arbitrator shall be rendered within thirty (30) days after the hearing by the arbitrator, unless otherwise agreed to in writing by all parties, and such decision shall be in writing and in duplicate, one counterpart to be delivered to each party.

                        (d) The parties desire that, in the event the Executive elects to resolve disputes by arbitration, the enforceability of this arbitration provision and the proceedings thereunder be subject to the fullest extent possible to the provisions of the Federal Arbitration Act.

         Section 12.    GOVERNING LAW. This Agreement and the legal relations
                        -------------
thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of New Mexico, without regard to its conflicts of law principles.

         Section 13.    TERMINATION OF PRIOR AGREEMENTS. This Agreement
                        -------------------------------
terminates and supersedes any and all prior agreements and understandings between the parties with respect to the Executive's employment and compensation by the Company, including the Executive Income Protection Plan.

         Section 14.    WAIVER; MODIFICATION. Failure to insist upon strict
                        --------------------
compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

         Section 15.    ASSIGNMENT; SUCCESSORS. This Agreement is personal in
                        ----------------------
its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

         Section 16.    SEVERABILITY. In the event that a court of competent
                        ------------
jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

         Section 17.    HEADINGS; INCONSISTENCY. Section headings in this
                        -----------------------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.

         Section 18.    COUNTERPARTS. This Agreement may be executed in
                        ------------
counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Section 19.    REPRESENTATION BY COUNSEL; INTERPRETATION. Each party
                        -----------------------------------------
acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement on the date first above written.

                                FIRST STATE BANCORPORATION

                                ___________________________________
                                By:      [Name]
                                Title:   Chairman of the Board

                                EXECUTIVE

                                ___________________________________
                                [Executive]

                                Terms Approved by Compensation Committee
                                Meeting 9/6/01 (see Minutes of meeting)